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                                                                   EXHIBIT 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement filed by Hambrecht & Quist Group.



                                          ARTHUR ANDERSEN LLP



San Francisco, California
August 8, 1996